Exhibit 99.2

TIER REIT Reports Second Quarter 2015 Results

DALLAS, Texas, August 5, 2015 - TIER REIT, Inc. (NYSE: TIER) today reported results for the quarter ended June 30, 2015.

Highlights for the Quarter Ended June 30, 2015:

•	Sold five assets totaling approximately $445.6 million;

•	Acquired two development sites for approximately $13.7 million;

•	Expanded credit facility to $750 million;

•	Completed approximately 857,000 square feet of leasing, including approximately 235,000 square feet of new and expansion leasing;

•	Terminated third party property management and administrative services; and

•	Achieved Funds from Operations, excluding certain items, of $0.34 per common share.

“In addition to the recent listing of our common stock on the New York Stock Exchange, during the second quarter we continued to make excellent progress on our 2015 business plan,” said Scott Fordham, chief executive officer and president of TIER REIT. “Our recently announced acquisitions and development projects are right in line with the strategic objectives for the portfolio, which include owning office properties in high growth markets by utilizing recycled capital from dispositions of non-strategic assets.”

Disposition Activity
In April 2015, the Company completed the sales of the Fifth Third Center (Cleveland, Ohio) for a sales price of $52.8 million and 1650 Arch Street and United Plaza (Philadelphia, Pennsylvania) for an aggregate sales price of $190.8 million. Net cash proceeds from these dispositions after debt assumption by the buyer of Fifth Third Center totaled $196.0 million, resulting in a combined gain on sale of $33.6 million.

In June 2015, the Company completed the sale of the Colorado Building and 1325 G Street (Washington, D.C.) for an aggregate sales price $202.0 million. The Company retained 10% ownership interests in these properties, and combined net cash proceeds after repayment of the mortgage debt on 1325 G Street totaled $80.5 million, resulting in a combined gain on sale of $17.1 million.

Acquisition Activity
In June 2015, the Company acquired a 95% interest in a land development project in the central business district of Austin, Texas, that can accommodate 325,000 square feet for $7.5 million, and a 95% interest in a land development project in the Legacy Town Center submarket of Plano (Dallas), Texas, that can accommodate 570,000 square feet for $6.2 million.

In July 2015, the Company acquired various real estate interests in The Domain (Austin, Texas), a premier mixed-use development, for a contract purchase price of $201.1 million and subsequently sold parcels of land to an unrelated buyer for a price of $22.0 million. The transaction included the acquisition of two Class A, creative-space office buildings totaling 332,000 square feet and a partnership interest in two additional Class A office buildings totaling 337,000 square feet, as well as fee simple ownership of various land parcels totaling over 24 acres (exclusive of parcels sold) for future office development.

Financing Activity
In June 2015, the Company expanded its credit facility to $750.0 million through the issuance of a new, seven-year $275.0 million term loan that matures in June 2022, with an initial swapped-to-fixed interest rate of 3.67%. Proceeds of the new term loan were used to repay mortgage debt secured by the Company’s Bank of America Plaza and Terrace Office Park properties.

Leasing Update
During the second quarter, the Company entered into leases for 857,000 square feet with an average lease term of 7.5 years, including 235,000 square feet of new and expansion leases. During the second quarter the Company was successful in completing three key leases: first, a 151,000 square foot, 5-year renewal with Xerox at the Woodcrest Corporate Center property in Cherry Hill, NJ; second, an 11-year renewal with Disney for 113,000 square feet at the Buena Vista property in Burbank, CA; and lastly, a 7-year extension and expansion with Americredit for 185,000 square feet at the Burnett Plaza property in Fort Worth, TX.

Occupancy at the Company’s 31 operating office properties was 89.0% at June 30, 2015, compared to occupancy of 86.7% for those properties at June 30, 2014. As of June 30, 2015, the Company had approximately 688,000 square feet of commenced leases that were in free rent, as well as approximately 54,000 square feet of executed leases for currently vacant space yet to commence.

Other Events
On June 30, 2015, the Company closed on the buyout of the property management agreement with HPT Management Services, LLC (HPT Management) and made a payment of approximately $7.5 million. In connection with the closing of the buyout option, the property management agreement with HPT Management was terminated, HPT Management irrevocably waived certain non-solicitation and non-hire provisions, and the Company hired all of HPT Management’s property management personnel providing services to it. Such property management services are now performed internally.

On June 30, 2015, the Company terminated the administrative services agreement with BHT Advisors, LLC (BHT Advisors) terminating all administrative services provided by BHT Advisors to it and made a termination payment of approximately $2.7 million. BHT Advisors no longer provides services to the Company, such as human resources, shareholder services, or information technology, each of which is now performed internally.

On July 23, 2015, the Company listed its common stock on the NYSE under the ticker symbol “TIER” and commenced a modified “Dutch Auction” tender offer to purchase for cash up to $50.0 million of its shares of common stock at a price not to exceed $21.00 nor less than $19.00 per share.

Distributions
For the second quarter of 2015, the Company’s board of directors authorized a distribution in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on June 30, 2015, which was paid on July 8, 2015.

On July 30, 2015, the Company’s board of directors authorized a distribution for the third quarter of 2015 in the amount of $0.18 per share on its common stock to stockholders of record as of the close of business on September 30, 2015, payable on October 8, 2015.

Financial Results
Funds from Operations (FFO) attributable to common stockholders for the quarter ended June 30, 2015, was ($18.1) million, or ($0.36) per diluted share, as compared to $19.1 million, or $0.38 per diluted share, for the quarter ended June 30, 2014. FFO attributable to common stockholders, excluding certain items (acquisition expenses, costs associated with listing the Company’s shares of common stock on the NYSE and related tender offer, loss on early extinguishment of debt, and fees paid to terminate third party property management and administrative services) for the quarter ended June 30, 2015, was $17.2 million, or $0.34 per diluted share, as compared to $19.1 million, or $0.38 per diluted share, for the quarter ended June 30, 2014.

Net loss attributable to common stockholders was ($1.2) million, or ($0.02) per basic and diluted share for the quarter ended June 30, 2015, as compared to a net loss attributable to common stockholders of ($17.3) million, or ($0.35) per basic and diluted, share for the quarter ended June 30, 2014.

2015 Outlook
The Company initiated its outlook for 2015 FFO attributable to common stockholders at $0.58 to $0.65 per share and its outlook for 2015 FFO attributable to common stockholders, excluding certain items, at $1.41 to $1.45 per share. This outlook reflects management’s view of current and future market conditions, including assumptions such as rental rates, occupancy levels, operating and general and administrative expenses, weighted average diluted shares outstanding, interest rates, and the pending dispositions of the Wanamaker Building (Philadelphia, Pennsylvania) and Fifth Third Center (Columbus, Ohio). This outlook does not include any effects related to other potential acquisitions and dispositions that may occur after the date of this release. Factors that could cause actual 2015 FFO attributable to common stockholders results to differ materially from the Company’s current expectations are discussed below.

2015 Outlook includes the following assumptions (in thousands, except share amounts and percentages):

	Low	High
Same Store Cash NOI growth, excluding lease termination fees	0.0%	0.6%
Same Store GAAP NOI growth, excluding lease termination fees	2.0%	3.0%
Lease termination fees	$2,700	$2,700
Straight-line rental income, at ownership share	$12,400	$12,900
Above- and below-market rent amortization, at ownership share	$5,400	$5,400
General and administrative expenses, including certain other items	$42,950	$40,900
Dispositions	$690,000	$690,000
Acquisitions	$200,000	$200,000
Year-end occupancy	87.0%	87.5%
Weighted average diluted shares outstanding (in millions)	49.2	49.2

Certain other items included in general and administrative expenses:
BHT Advisors termination fee and HPT Management buyout fee	$11,500	$10,450
Acquisition expenses	$1,451	$1,201
Common stock listing and related tender offer expenses	$5,350	$5,100

Certain other items not included in general and administrative expenses:
Acquisition expenses	$399	$399
Loss on early extinguishment of debt	$22,102	$22,102

Supplemental Information
A copy of the Company’s second quarter 2015 supplemental information regarding its financial results and operations for the quarter ended June 30, 2015, is available in the “Investor Relations” section of the Company’s website at www.tierreit.com. You may also obtain a copy by contacting the Investor Relations department by email to ir@tierreit.com.

Conference Call
A conference call will be held on Thursday, August 6, 2015, at 11:00 a.m. Eastern time/10:00 a.m. Central time. TIER REIT will host the conference call to discuss matters related to the Company’s financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed. A live audio webcast can be accessed through the Company’s website at www.tierreit.com under the “Investor Relations” section. A replay of the call will also be available on the website for 30 days.

About TIER REIT, Inc.
TIER REIT, Inc. is a self-managed, Dallas, Texas-based real estate investment trust focused on maximizing total return to stockholders through the combination of stock appreciation and income derived from a sustainable distribution.

TIER REIT’s investment strategy is to acquire, develop, and operate a portfolio of best-in-class office properties in select U.S. markets that consistently lead the nation in population and office-using employment growth.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to sell certain properties, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “objectives,” “strategies,” “goals,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, our ability to complete the tender offer in a timely manner or at all, the price at which shares of our common stock may trade on the NYSE, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Form 10-Q for the fiscal quarter ended June 30, 2015. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Important Information and Where to Find It
The information in this press release regarding the tender offer is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any securities of the Company. The full details of the tender offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal, and other related materials, which we distributed to stockholders and filed with the SEC.  Stockholders are urged to carefully read the Offer to Purchase, the Letter of Transmittal, and other related materials, as they contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal, and other related materials that we filed with the SEC on the SEC's website at www.sec.gov or by calling Georgeson Inc., the information agent for the tender offer at (800) 457-0759 (toll free) or by email at TIER@georgeson.com. Questions and requests for assistance by retail stockholders may be directed to Georgeson Inc. at (800) 457-0759 (toll free); questions and requests for assistance by institutional stockholders may be directed to J.P. Morgan Securities LLC at (877) 371-5947 (toll free) or Wells Fargo Securities, LLC at (877) 450-7515 (toll free), the dealer managers for the tender offer. In addition, stockholders may obtain free copies of our filings with the SEC from the Company's website at www.tierreit.com/ir.

TIER REIT, Inc.
Kelly Sargent, 972-483-2460
ksargent@tierreit.com
Source: TIER REIT, Inc.

Financial Tables to Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Real estate
Land	$167,231	$286,430
Land held for development	6,377	—
Buildings and improvements, net	1,314,765	1,482,336
Total real estate	1,488,373	1,768,766
Cash and cash equivalents	153,158	31,442
Restricted cash	29,620	35,324
Accounts receivable, net	71,877	83,380
Prepaid expenses and other assets	31,890	7,129
Investments in unconsolidated entities	44,780	39,885
Deferred financing fees, net	13,292	10,783
Lease intangibles, net	76,469	94,690
Other intangible assets, net	10,284	2,144
Assets associated with real estate held for sale	—	137,640
Total assets	$1,919,743	$2,211,183
Liabilities and equity
Liabilities
Notes payable	$1,030,224	$1,194,085
Accounts payable	2,192	2,790
Payables to related parties	794	2,041
Accrued liabilities	64,794	77,375
Acquired below-market leases, net	12,773	16,984
Distributions payable	9,028	—
Other liabilities	24,981	21,405
Obligations associated with real estate held for sale	—	108,343
Total liabilities	1,144,786	1,423,023
Commitments and contingencies
Series A Convertible Preferred Stock	4,626	4,626
Equity
Preferred stock, $.0001 par value per share; 17,490,000 shares authorized, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 49,871,776 and 49,877,350 shares issued and outstanding at June 30, 2015, and December 31, 2014, respectively (1)	5	5
Additional paid-in capital (1)	2,645,825	2,645,927
Cumulative distributions and net loss attributable to common stockholders	(1,878,611)	(1,862,555)
Accumulated other comprehensive income (loss)	799	(788)
Stockholders’ equity	768,018	782,589
Noncontrolling interests	2,313	945
Total equity	770,331	783,534
Total liabilities and equity	$1,919,743	$2,211,183
(1) Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected June 2, 2015.

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
Rental revenue	$70,038	$71,234
Expenses
Property operating expenses	20,877	23,283
Interest expense	15,460	16,818
Real estate taxes	10,198	10,276
Property management fees	2,105	2,128
Asset impairment losses	—	—
General and administrative	19,470	4,606
Depreciation and amortization	31,081	29,182
Total expenses	99,191	86,293
Interest and other income	141	96
Loss on early extinguishment of debt	(21,412)	—
Loss from continuing operations before income taxes, equity in operations of investments, and gain on sale of assets	(50,424)	(14,963)
Benefit (provision) for income taxes	(1,338)	59
Equity in operations of investments	69	795
Loss from continuing operations before gain on sale of assets	(51,693)	(14,109)
Discontinued operations
Income (loss) from discontinued operations	(121)	(3,191)
Gain on sale of discontinued operations	6,077	—
Income (loss) from discontinued operations	5,956	(3,191)
Gain on sale of assets	44,564	—
Net loss	(1,173)	(17,300)
Noncontrolling interests in continuing operations	33	20
Noncontrolling interests in discontinued operations	(11)	1
Net loss attributable to common stockholders	$(1,151)	$(17,279)
Basic and diluted weighted average common shares outstanding (1)	49,893,330	49,877,350
Basic and diluted income (loss) per common share: (1)
Continuing operations	$(0.14)	$(0.28)
Discontinued operations	0.12	(0.07)
Basic and diluted loss per common share	$(0.02)	$(0.35)

Distributions declared per common share (1)	$0.18	$—

Net income (loss) attributable to common stockholders:
Continuing operations	$(7,096)	$(14,089)
Discontinued operations	5,945	(3,190)
Net loss attributable to common stockholders	$(1,151)	$(17,279)
Comprehensive income (loss):
Net loss	$(1,173)	$(17,300)
Other comprehensive income: unrealized gain on interest rate derivatives	6,146	—
Comprehensive income (loss)	4,973	(17,300)
Comprehensive loss attributable to noncontrolling interests	11	21
Comprehensive income (loss) attributable to common stockholders	$4,984	$(17,279)
_________________
(1) Amounts have been adjusted retroactively to reflect a one-for-six reverse stock split effected June 2, 2015.

Calculation of FFO and FAD
(in thousands, except per share data)

	Three Months Ended
Funds from operations (FFO)	30-Jun-15	30-Jun-14

Net income (loss)	$(1,173)	$(17,300)
Net (income) loss attributable to noncontrolling interests	22	21
Accretion of Series A Convertible Preferred Stock	—	—
Adjustments (1):
Real estate depreciation and amortization - consolidated	31,081	35,120
Real estate depreciation and amortization - unconsolidated joint ventures	1,367	1,278
Impairment of depreciable real estate assets	—	—
Gain on sale of depreciable real estate	(50,641)	—
Taxes associated with sale of depreciable assets	1,264	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	29	(53)
FFO attributable to common stockholders	$(18,051)	$19,066

FFO, excluding certain items
FFO attributable to common stockholders	$(18,051)	$19,066
Adjustments (1):
Acquisition expenses	1,193	—
Listing costs	2,488	—
Loss on early extinguishment of debt	21,412	—
BHT Advisors termination fee and HPT Management buyout fee	10,200	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(61)	—
FFO attributable to common stock holders, excluding certain items	$17,181	$19,066

Funds available for distribution (FAD)
FFO attributable to common stock holders	$(18,051)	$19,066
Adjustments (1):
Recurring capital expenditures	(14,067)	(15,864)
Straight-line rent adjustments	(4,369)	(1,646)
Above- and below-market rent amortization	(1,433)	(1,210)
Amortization of deferred financing fees and mark to market	898	823
Amortization of restricted shares and units	564	311
Acquisition expenses	1,193	—
Listing costs	2,488	—
Loss on early extinguishment of debt	21,412	—
BHT Advisors termination fee and HPT Management buyout fee	10,200	—
Noncontrolling interests (OP units & vested restricted stock units) share of above adjustments	(11)	25
Accretion of Series A Convertible Preferred Stock	—	—
FAD attributable to common stockholders	$(1,176)	$1,505

Weighted average common shares outstanding - basic (2)	49,893	49,877
Weighted average common shares outstanding - diluted (2)	50,085	49,937

Diluted FFO per common share (2) (3)	$(0.36)	$0.38
Diluted FFO, excluding certain items per common share (2) (3)	$0.34	$0.38
Diluted FAD per common share (2) (3)	$(0.02)	$0.03

(1) Adjustments represent our pro rata share of consolidated and unconsolidated amounts, including discontinued operations.
(2) All periods presented have been adjusted to reflect the one-for-six reverse stock split that occurred on June 2, 2015.
(3) There are no dilutive securities for purposes of calculating diluted FFO per common share and diluted FAD per common share when FFO attributable to common stockholders or FAD attributable to common stockholders are negative.

Calculation of Same Store GAAP NOI and Same Store Cash NOI
(in thousands)

	Three Months Ended
	June 30, 2015	June 30, 2014
Same Store Revenue:
Rental revenue	$60,706	$59,102
Less:
Lease termination fees	(125)	(576)
	60,581	58,526

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	18,063	18,731
Real estate taxes	9,164	8,634
Property management fees	1,891	1,788
Property Expenses	29,118	29,153
Same Store GAAP NOI	31,463	29,373
Less:
Straight-line rent revenue adjustment	(2,673)	(875)
Amortization of above- and below-market rents, net	(1,192)	(926)
Same Store Cash NOI	$27,598	$27,572

Reconciliation of net loss to Same Store GAAP NOI and Same Store Cash NOI
Net loss	$(1,173)	$(17,300)
Adjustments:
Interest expense	15,460	16,818
Asset impairment losses	—	—
Tenant improvement demolition costs	—	245
General and administrative	18,657	4,606
Acquisition expense	813	—
Depreciation and amortization	31,081	29,182
Interest and other income	(141)	(96)
Loss on early extinguishment of debt	21,412	—
Provision (benefit) for income taxes	1,338	(59)
Equity in operations of investments	(69)	(795)
(Income) loss from discontinued operations	121	3,191
Gain on sale of discontinued operations	(6,077)	—
Gain on sale of assets	(44,564)	—
Net operating income of non-same store properties	(5,270)	(5,843)
Lease termination fees	(125)	(576)
Same Store GAAP NOI	31,463	29,373
Straight-line rent revenue adjustment	(2,673)	(875)
Amortization of above- and below-market rents, net	(1,192)	(926)
Same Store Cash NOI	$27,598	$27,572

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although Funds from Operations, Funds Available for Distribution, Same Store GAAP NOI and Same Store Cash NOI are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property which we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO attributable to common stockholders, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that create significant FFO volatility. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or indications of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions. Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected. FFO and FFO, excluding certain items, are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and FFO, excluding certain items. FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements. Our FFO and FFO, excluding certain items, attributable to common stockholders as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret it differently.

Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that we define as FFO, excluding fair value mark to market adjustments, non-real estate depreciation and amortization, non-cash stock-based compensation expense, accretion of Series A preferred stock, the amortization of financing costs, and realized gains (losses) from the early extinguishment of derivatives, acquisition fees and expenses, straight-line rent amounts, amortization of above- or below-market intangible assets and liabilities, and gains or losses on early extinguishment of debt, costs associated with our NYSE listing, other non-recurring charges, less recurring capital expenditures, each as adjusted for our pro rata share of consolidated and unconsolidated amounts. Recurring capital expenditures are those capital expenditures, tenant improvements, leasing commissions and deferred lease incentives that are incurred to maintain current in-place rents including the leasing costs incurred to replace tenants upon lease expiration. Recurring capital expenditures exclude non-recurring capital expenditures. Non-recurring capital expenditures are those capital expenditures (1) incurred to change the class or characterization of an asset, (2) identified as deferred capital needs at the acquisition of a property and were incurred within a reasonable period of time subsequent to the property’s acquisition, or (3) incurred for tenant improvements, leasing commissions, or deferred lease incentives within twelve months of acquisition to lease space that was vacant at acquisition and costs incurred to lease space that has been vacant for at least twelve months. Although our FAD may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful indicator of our ability to fund our cash needs and to make cash distributions to equity owners.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.

Same Store GAAP NOI and Same Store Cash NOI
Same Store GAAP NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store GAAP NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our consolidated operating properties owned and operated for the entirety of the current and comparable periods.  We view Same Store GAAP NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of consolidated properties owned and operated for the entirety of the current and comparable periods and therefore eliminate variations caused by acquisitions or dispositions during the periods under review.

Same Store GAAP NOI and Same Store Cash NOI presented by us may not be comparable to Same Store GAAP NOI or Same Store Cash NOI reported by other REITs that do not define Same Store GAAP NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store GAAP NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store GAAP NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions.